UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2014

FLUX POWER HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-25909	86-0931332
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

985 Poinsettia Avenue, Suite A, Vista, California	92081
(Address of Principal Executive Offices)	(Zip Code)

877-505-3589

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On July 8, 2014, the Flux Power Holdings, Inc. (“Flux Power”) issued a press release titled “Lithium Battery Producer Launches Flux Power “Currents” Blog with CEO Update.” A copy of the press release attached hereto as Exhibit 99.1 is incorporated herein by reference.

In response to the SEC’s recent commentary on the use of social media for material corporate disclosure, Flux Power notified the investment community and others that in the future, we may choose to communicate material information via social media channels or, it is possible that information we discloses through social media channels may be deemed to be material.

Flux Power has identified its social media disclosure channels for material information as follows:

Flux Blog:	Flux Power Currents
Facebook:	FLUXPower
LinkedIn:	Flux Power
Twitter:	Company: @FLUXpwr
Investor Relations: @FluxPowerIR
BoardVote:	BoardVote.com/symbol/FLUX

Flux Power will also use the landing page on its corporate website to host social media disclosures and/or links to/from such disclosures. Updates to Flux Power’s list of social media channels for material information disclosure will be posted above.

The information in this Item 7.01, including the information set forth in Exhibit 99.1, are deemed to be "furnished" and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated July 8, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flux Power Holdings, Inc.,
A Nevada Corporation

Dated: July 8, 2014	/S/ Ron Dutt
Ron Dutt, Chief Executive Officer and Interim Chief Financial Officer